Exhibit 10.11

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

          Section 1.    Purpose.  This Employee Stock Purchase Plan (the “Plan”) is intended to advance the interests of Northern Technologies International Corporation, a Delaware corporation (“the Company”), and its stockholders by providing Employees of the Company and its Designated Subsidiaries with opportunities to acquire shares of the Company’s Common Stock on favorable terms through payroll deductions.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

Section 2. Definitions.

(a) “Board” means the Board of Directors of the Company.

          (b)     “Common Stock” means the common stock, par value $0.02 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 13 of the Plan.

(c) “Committee” means the entity administering the Plan, as provided in Section 3 below.

          (d)     “Compensation” means regular straight-time earnings and commissions that are included in regular compensation, including amounts that would have constituted compensation but for a Participant’s election to defer or reduce compensation pursuant to any deferred compensation, cafeteria, capital accumulation or any other similar plan of the Company, and including all other amounts such as amounts attributable to overtime, shift premium, incentive compensation and bonuses (except to the extent that the exclusion of any such item is specifically directed by the Committee), determined in a manner consistent with the requirements of Section 423 of the Code.

(e) “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

          (f)     “Employee” means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries and has been so employed for at least six (6) months prior to the commencement of an offering period.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (h)    “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported on the American Stock Exchange or on any national exchange (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on the American Stock Exchange or any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the Nasdaq Capital Market, Over-the-Counter Bulletin Board or the Pink Sheets, LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in its sole discretion in a manner acceptable under Section 423 of the Code.

(i) “Offering” means any of the offerings to Participants of options to purchase Common Stock under the Plan, as described in Section 5 below.

(j) “Offering Date” means the first day of the period of an Offering under the Plan, as described in Section 5 below.

(k) “Option Price” is defined in Section 8 below.

(l) “Participant” means an eligible Employee who elects to participate in the Plan pursuant to Section 6 below.

(m) “Securities Act” means the Securities Act of 1933, as amended.

(n) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

(o) “Purchase Date” means the last day of the period of an Offering under the Plan, as described in Section 5 below.

          Section 3.    Administration.  The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the “Committee”) consisting solely of not less than two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.  Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of all the members of such committee), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established.  To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Participants who are subject to Section 16 of the Exchange Act.  The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the Participants and their respective successors-in-interest.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

Section 4. Eligibility.

          (a)     With respect to an Offering, any Employee employed by the Company or a Designated Subsidiary on the Offering Date shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:

          (i)     immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

          (ii)     the amount of payroll deductions that the Employee has elected to have withheld under such option (pursuant to Section 7 below) would permit the Employee to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          Section 5.    Offerings.  Options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offerings, each continuing for six months and each of which shall commence on September 1 and March 1 of each year, as the case may be, and shall terminate on February 28 or 29th (as the case may be) and August 31 of such year, as the case may be; provided, however, that the first Offering under the Plan shall have an Offering Date and Purchase Date as determined by the Committee in its sole discretion.  Offerings under the Plan shall continue until either (a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all eligible Employees, or (b) the Plan is terminated under Section 20 below.  Notwithstanding the foregoing, and without limiting the authority of the Committee under Section 3, 13(b) and 17 of the Plan, the Committee, in its sole discretion, may (a) accelerate the Purchase Date of the then current Offering and provide for the exercise of options thereunder by Participants in accordance with Section 9 of the Plan, or (b) accelerate the Purchase Date of the then current Offering and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Purchase Date and that all options for such Offering will automatically be canceled and will no longer be exercisable, if such change is announced at least five (5) days prior to the newly scheduled Purchase Date.

Section 6. Participation.

          (a)     An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (the “Participation Form”) and filing the Participation Form with the Company’s Human Resources Department or the stock brokerage or other financial services firm designated by the Company (“Designated Broker”) not less than five (5) days before the Offering Date of the first Offering in which the Participant wishes to participate.

          (b)     Except as provided in Section 7(a) below, payroll deductions for a Participant shall begin with the first payroll following the applicable Offering Date, and shall continue until the termination date of the Plan, subject to earlier termination by the Participant as provided in Section 11 below or increases or decreases by the Participant in the amount of payroll deductions as provided in Section 7(c) below.

Section 7. Payroll Deductions.

          (a)     By completing and filing a Participation Form, a Participant shall elect to have payroll deductions made from the Participant’s total Compensation (in whole percentages from 1% to a maximum of 15% of the Participant’s total Compensation) on each payday during the time he or she is a Participant in the Plan in such amount as he or she shall designate on the Participation Form; provided, however, that no Participant’s payroll deductions shall be less than $10.00 per pay period.

          (b)     All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant.  The monies represented by such account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies.  A Participant may not make any separate cash payment or contribution to such account.

          (c)     No increases or decreases of the amount of payroll deductions for a Participant may be made during an Offering.  A Participant may increase or decrease the amount of the Participant’s payroll deductions under the Plan for subsequent Offerings by completing an amended Participation Form and filing it with the Company’s Human Resources Department or Designated Broker not less than five (5) days prior to the Offering Date as of which such increase or decrease is to be effective.

(d) A Participant may discontinue the Participant’s participation in the Plan at any time as provided in Section 11 below.

          Section 8.    Grant of Option.  On each Offering Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase as many full shares of Common Stock at the Option Price as he or she will be able to purchase with (a) the payroll deductions credited to the Participant’s account during the Participant’s participation in the Offering beginning on such Offering Date and (b) the balance (if any) carried forward from the Employee’s payroll deduction account from the preceding Offering.  Notwithstanding the foregoing, in no event may the number of shares purchased by any Employee during an Offering exceed 2,000 shares of Common Stock.  The option price per share of such shares (the “Option Price”) shall be equal to the lesser of: (a) 90% of the Fair Market Value of one share of Common Stock on the Offering Date or (b) 90% of the Fair Market Value of one share of Common Stock on the Purchase Date.

Section 9. Exercise of Option.

          (a)     Unless a Participant gives written notice to the Company as provided in Section 9(d) below or withdraws from the Plan pursuant to Section 11 below, the Participant’s option for the purchase of shares of Common Stock granted for an Offering will be exercised automatically at the Purchase Date of such Offering for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in the Participant’s account on such Purchase Date will purchase at the applicable Option Price.

          (b)     A Participant may only purchase one or more full shares in connection with the automatic exercise of an option granted for any Offering.  That portion of any balance remaining in a Participant’s payroll deduction account at the close of business on the Purchase Date of any Offering that is less than the purchase price of one full share will be carried forward into the Participant’s payroll deduction account for the following Offering.  In no event will the balance carried forward be equal to or greater than the purchase price of one share on the Purchase Date of an Offering.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that in lieu of carrying such cash balances forward, such balances will be deemed to have purchased such number of fractional shares of Common Stock as would then be purchasable at the applicable Option Price, with such fractional shares calculated to the fourth (4th) decimal place.

          (c)     No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery or credit of such Common Stock in accordance with Section 10 below.  During the Participant’s lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

          (d)     By written notice to the Company prior to the Purchase Date of any Offering, a Participant may elect, effective on such Purchase Date to withdraw all of the accumulated payroll deductions in the Participant’s account as of the Purchase Date (which withdrawal may, but need not, also constitute a notice of termination and withdrawal pursuant to Section 11(a)).

Section 10. Delivery.

(a) Except as provided in paragraph (b) below, as promptly as practicable after the Purchase Date of each Offering, the Company will deliver to each Participant, as appropriate, either:

          (i)     a certificate representing the shares of Common Stock purchased upon exercise of the Participant’s option granted for such Offering, registered in the name of the Participant or, if the Participant so directs on the Participant’s Participation Form, in the names of the Participant and the Participant’s spouse; or

(ii) if the Participant makes an election pursuant to Section 9(d) for the Offering, a cash payment equal to the total of the payroll deductions credited to the Participant’s account.

          (b)     Notwithstanding paragraph (a) above, in lieu of delivering certificates to each of the Participants with respect to shares of Common Stock purchased in connection with an Offering, the Company may deliver a certificate to a third party representing an aggregate of all of the shares of Common Stock purchased in connection with the Offering (including an aggregate of all of the fractional shares deemed to have been purchased pursuant to Section 9(b), if applicable) rounded down to the nearest full share, plus cash in an amount equal to the Option Price multiplied by any remaining fractional share deemed to have been purchased pursuant to Section 9(b), if applicable, which shares will be held for the benefit of the Participants in accordance with their respective interests, and will deliver a statement of account to each Participant indicating the number of shares of Common Stock purchased by that Participant in connection with that Offering.  In the event shares are held for the benefit of Participants, all full shares purchased and fractional shares deemed to have been purchased by a Participant in an Offering and in any subsequent Offerings will accumulate for the benefit of the Participant until the Participant’s withdrawal or termination pursuant to Section 11.

Section 11. Withdrawal; Termination of Employment.

          (a)     A Participant may terminate the Participant’s participation in the Plan and withdraw all, but not less than all, the payroll deductions credited to the Participant’s account under the Plan at any time prior to the Purchase Date of an Offering, for such Offering, by giving written notice to the Company’s Human Resources Department or Designated Broker no later than five (5) days prior to the end of the offering period.  Such notice shall state that the Participant wishes to terminate the Participant’s involvement in the Plan, specify a termination date and request the withdrawal of all of the Participant’s payroll deductions held under the Plan.

All of the Participant’s payroll deductions credited to the Participant’s account will be paid to the Participant as soon as practicable after the termination date specified in the notice of termination and withdrawal (or, if no such date is specified, as soon as practical after receipt of the Participant’s notice of termination and withdrawal), and the Participant’s option for such Offering will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering or for any subsequent Offering, except in accordance with a new Participation Form filed pursuant to Section 6 above.

          (b)     Upon termination of a Participant’s employment for any reason, including retirement or death, the payroll deductions accumulated in the Participant’s account will be returned to the Participant as soon as practicable after such termination or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 14 below, and the Participant’s option will be automatically canceled.  In the event that shares are held for the benefit of Participants pursuant to Section 10(b), then upon the termination of a Participant’s employment for any reason, including retirement or death, the Participant, or, in the case of death, the Participant’s designated beneficiary (if allowed by the Committee) or the executor or administrator of the Participant’s estate will be entitled to receive, a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional share deemed to have been purchased.  In any event, Fair Market Value will be determined as of such termination and such certificate will be delivered and such amounts paid as soon thereafter as practicable.  For purposes of the Plan, the termination date of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments.  A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or absence or leave approved by the Company, shall not be deemed a termination of employment under this Section 11(b).

          (c)     A Participant’s termination and withdrawal pursuant to Section 11(a) above will not have any effect upon the Participant’s eligibility to participate in a subsequent Offering by completing and filing a new Participation Form pursuant to Section 6 above or in any similar plan that may hereafter be adopted by the Company.

Section 12. Interest. No interest shall accrue on a Participant’s payroll deductions under the Plan.

Section 13. Stock Subject to the Plan.

          (a)     The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 100,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 13(b) below.  The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued.  If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 above on any Purchase Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable.  In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s account as soon as practicable after the Purchase Date of such Offering.

          (b)     In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding options.

          (c)     In the event that Participants are deemed to have purchased fractional shares of Common Stock pursuant to Section 9(b), the aggregate of such fractional share interests at any given time will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that any fractional shares that are paid out to a Participant in cash pursuant to Section 11 will automatically again become available for issuance under the Plan.

Section 14. Designation of Beneficiary.

          (a)     In the discretion of the Committee, a Participant may file written designation of a beneficiary who is to receive shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or shares of Common Stock are held for the Participant’s account.

          (b)     Such designation of beneficiary may be changed by the Participant at any time by written notice.  In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          Section 15.  Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 above) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11(a) above.

Section 16. Share Transfer Restrictions.

          (a)     Shares of Common Stock shall not be issued under the Plan unless such issuance is either registered under the Securities Act and applicable state securities laws or is exempt from such registration.

          (b)     Shares of Common Stock issued under the Plan may not be sold, assigned, transferred, pledged encumbered, or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws, or pursuant to exemptions from such registration.

          (c)     The Company may condition the issuance, sale or transfer of shares of Common Stock upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

          Section 17.  Amendment.  The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, that no such amendment shall be effective, without approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule, the rules of any stock exchange or Nasdaq if the Common Stock is then listed on such exchange or Nasdaq or similar regulatory body, or Section 423 of the Code.

          Section 18.  Notices.  All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Chief Financial Officer of the Company or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

          Section 19.  No Right to Employment.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Designated Subsidiary to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Designated Subsidiary.

          Section 20.  Effective Date of Plan; Termination.  The Plan shall be effective as of November 17, 2006, the date it was adopted by the Board.  The Plan has been adopted by the Board subject to stockholder approval, and prior to stockholder approval shares of Common Stock may be issued under the Plan subject to such approval.  The Board may terminate or suspend the Plan or the granting of options pursuant to the Plan at any time.  No option will be granted after termination of the Plan.

          Section 21.  Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

          Section 22.  Miscellaneous.  The headings to Sections in the Plan have been included for convenience of reference only.  Except as otherwise expressly indicated, all references to Sections in the Plan shall be to Sections of the Plan.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

Payroll Deduction Authorization Form And Subscription Agreement

______ Original Application
______ Change in Payroll Deduction Amount

1.

___________________________________ hereby elects to participate in the Northern Technologies International Corporation Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock (the “Shares”) according to this Agreement and the Plan.

2..

I hereby authorize payroll deductions, beginning ____________, 20__, from each paycheck in the amount of $_______________ (may not exceed 15% of total compensation on each payday) in accordance with the Plan.

3.

I understand that such payroll deductions will be accumulated to purchase shares according to the Plan, and that shares will be purchased for me automatically at the end of each offering period under the Plan unless I withdraw my accumulated payroll deductions, withdraw from the Plan, or both, by giving written notice to the Company prior to the end of the offering period, as provided in the Plan.

4.	Shares purchased for me under the Plan should be issued or held in an account in the name(s) of:

_______________________________________________

(name(s))

_______________________________________________

(address)

_______________________________________________

_______________________________________________
(social security number)

5.

I understand that if I dispose of any shares I receive under the Plan within two years after the first day of the offering period during which I purchased the shares, I may be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the date purchased over the option price paid for the shares.  I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.  However, if I dispose of any such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the amount paid for the shares under the option, or (b) the excess of the fair market value of the shares on the first day of the offering period during which I purchased such shares over the option price.  The remainder of the gain, if any, recognized on such disposition will be taxed at capital gains rates.

6.	I have read the current prospectus for the Northern Technologies International Corporation Employee Stock Purchase Plan.

7.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due me under the Plan:

Name (Please Print)

		First	Middle	Last

Relationship

Address

Name (Please Print)

		First	Middle	Last

Relationship

Address

Date:
Signature of Employee